EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-53605 of Dispatch Management Services Corp. on Form S-8 of our report dated February 25, 2000 (March 7, 2000 as to Note 7), appearing in the Annual Report on Form 10-K of Dispatch Management Services Corp. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 7, 2000